EXHIBIT 10.3

                          FORM OF CONSULTING AGREEMENT


                   NEW YORK INTERNATIONAL COMMERCE GROUP, INC.
                            77 AIRPORT DRIVE, UNIT 77
                              RONKONKOMA, NY 11779



                                                              April 1, 2002



Myron W. Landin
453 Half Hollow Road
Dix Hills, NY 11746

Dear Mr. Landin:

         This letter evidences the terms of your prior engagement by Interlock Services, Inc. d/b/a New York International Commerce Group, Inc., a Nevada corporation (the "Company") to perform the Services (as defined below):

         1. Services; Consideration. In consideration of, and in full payment for, the accounting and financial consultation and advice provided by you in connection with the Company's public reporting requirements, your role as a liaison with the Company's independent auditors and such other advisory and consulting services as requested from time to time by management of the Company prior to January 31, 2002 (collectively, the "Services"), the Company hereby issues to you (i) an aggregate of 450,000 shares of the Company's common stock, $.001 par value per share (the "Shares"), which Shares shall be granted registration rights in accordance with Section 3 hereof.

         2. Investment Representations.
            ---------------------------

            (a) You hereby acknowledge that the Shares are being offered and sold to you in reliance on the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) and Regulation D promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of your representations, warranties, agreements, acknowledgments and understandings set forth in this Section 2 for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

            (b) Accordingly, in making your investment decision to acquire the Shares, you acknowledge and understand that: (i) the Shares have not been registered under the Securities Act and, except as provided in Section 3 hereof, the Company is under no obligation to register the securities under the Securities Act or any applicable state security laws or to take any action to make any exemption from such registration provisions available; (ii) the Shares may not be sold, transferred, assigned, pledged or subjected to any lien or security interest unless they are first registered under the Securities Act and applicable state securities laws or an exemption from the registration provisions of the Securities Act and applicable state securities laws are available with



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respect to the proposed sale or transfer; and (iii) the certificates evidencing the Shares Securities shall contain a restrictive legend to such effect.

            (c) You further acknowledge and confirm that: (i) you are aware of what constitutes, and fully understand the definition of, an "Accredited Investor," as that term is defined in Regulation D promulgated under the Securities Act and under the laws of the state of which you are a resident, and you are an "Accredited Investor" for purpose of said Regulation D and the laws of such state; (ii) your investment in the Shares is speculative and involves risk of loss (including the loss of the entire value of the investment and, because there are substantial restrictions on the transferability, the potential inability to liquidate the Shares readily in case of an emergency); (iii) you have sufficient net worth to be able to bear the economic risks associated with holding the Shares for an indefinite period of time or with sustaining a loss of your entire investment in the Company; and (iv) you are and will be acquiring the Shares for your own account, and not with a view to any resale or distribution, in whole or in part, in violation of the Securities Act or any applicable securities laws and have not offered or sold any of the Shares and have no present intention or agreement to divide the Shares with others for purposes of selling, offering, distributing or otherwise disposing of any of the Shares.

            (d) In addition, you acknowledge that you have had an opportunity to review copies of all forms, reports and documents required to be filed with the SEC by the Company for the last fiscal year and the interim period and understand that no representations or warranties have been made to you by the Company except as specifically set forth herein. You have also had an opportunity to consult with your own attorney regarding legal matters concerning the Company and an investment in the Shares and to consult with your own tax advisor regarding the tax consequences of acquiring such Shares.

         3. Registration Rights.
            --------------------

            (a) Subject to Section 3(b) below, the Company shall prepare and file with the Commission, on or before the sixth month anniversary hereof, a resale prospectus on Form S-8 (except if the Company is not then eligible to register for resale the Shares on such form, on such other appropriate form in accordance herewith) registering the Shares (a "Registration Statement").

            (b) In connection with the registration of the Shares, you shall have the following obligations:

                (i) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant hereto with respect to the Shares that you (A) furnish to the Company such information regarding yourself, the Shares held by you, and the intended method of disposition of the Shares held by you, as shall be reasonably required to effect the registration of such Shares and (B) execute such documents in connection with such registration as the Company may reasonably request.

                (ii) You agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement and any supplemented prospectus and/or amended




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     registration statement, unless you have, at your sole option, notified the
     Company in writing of any election to exclude the Shares or any portion thereof from the Registration Statement.

            (c) All reasonable expenses, other than brokerage commissions, incurred in connection with registering the Shares pursuant to this Section 3 shall be borne by the Company, however, if you decide to retain counsel, you shall do so at your own expense.

         4. Independent Contractor. Nothing herein constitutes you as an employee or agent of the Company; it being acknowledged and agreed by the parties that you performed the Services as an independent contractor and never had any authority to obligate, commit or act on behalf of the Company in any manner whatsoever. The Company made no deductions or withholdings from any payments due to you hereunder for federal, state or local income tax purposes and you are responsible for any taxes and other payments due on the consideration received hereunder.

         5. Confidentiality. As a consequence of the relationship evidenced by this agreement, you may have obtained from the Company certain confidential and proprietary information, pricing terms, business plans, sales and marketing techniques, business prospects and strategies, the names and business dealings with suppliers, contractors, distributors, customers and others, actual or potential, not being generally known to the public or to other persons who can obtain economic value from its disclosure or use (collectively, the "Confidential Information"). You agree to keep confidential, and not disclose to any other person or entity, or take or use for your own purposes (except as is required in connection with the performance of your obligations under this agreement) any Confidential Information, except (i) if such Confidential Information becomes generally known to the public other than due to your breach of this paragraph; (ii) in connection with the enforcement of this agreement; or
(iii) pursuant to applicable law, regulation or subpoena. Your obligations pursuant to this Section 5 shall survive the expiration or termination of the Services and you hereby agree that, due to the importance to the Company of the Confidential Information, (a) a monetary remedy for a breach or violation of any provision hereof may be inadequate and may be impracticable and difficult to prove and (b) such a breach or violation would cause irreparable harm to the Company. Accordingly, you hereby agree that the Company shall be entitled with respect to any such breach or violation or threatened breach or violation, in addition to any other rights or remedies that the Company may have under applicable law, in equity or otherwise, to temporary and permanent injunctive relief and/or specific performance with respect to any such breach, violation or threatened breach without the necessity of proving actual damages.

         6. Indemnification. You shall be indemnified and held harmless by the Company and its affiliates from all loss, cost or expenses in respect to any and all mistakes, errors in judgment or for any act or omission believed by you in good faith to be within the scope of your authority hereunder, regardless of whether such act or omission is ineffective or in any way fails to achieve the purposes of this Agreement; provided, however, you are not exculpated hereby to the extent that you would be liable to the Company for fraud in the performance of the Services. You shall not be held to


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have incurred any liability to the Company or any person or entity by virtue of any action taken by you or allegedly failed to be taken by you in the good faith attempt to discharge your duties and services.

         7. Waiver. Any waiver of the terms and/or conditions as set forth within this agreement shall not operate as a waiver of any other breach or claim of such terms or conditions or any other term or condition, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or of any other provision hereof. No waiver, unless it by its own terms explicitly so provides, shall be construed to effect a continuing waiver in any other instance or for any other purpose, or impair the right the party against whom such waiver is claimed, in all other instances or for all other purposes, to require full compliance with such provision.

         8. Miscellaneous. You may not subcontract, transfer or otherwise delegate, in whole or in part, any or your obligations hereunder. Any modification or amendment of, or any waiver of, or consent to any departure from, any term or provision of this agreement shall be null and void and without effect unless in writing and signed by each of the parties hereto. This agreement (i) contains the entire agreement of the parties, with respect to the subject matter hereof, and supersedes any and all prior agreements and understandings, oral or otherwise, between the parties, with respect to such subject matter, and that there are no restrictions, agreements, arrangements, either oral or written, between the parties relating to the subject matter hereof which are not fully and accurately expressed or referred herein; (ii) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; and (iii) shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of law rules thereof.

         9. Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         By executing below, the parties hereby warrant and represent that they have the full power and authority to execute and deliver this agreement and to perform the obligations as contained herein.

                                   Sincerely,

                                   New York International Commerce Group, Inc.


                                   By: _________________________________
                                       Name:
                                       Title:


ACCEPTED AND AGREED TO AS OF
APRIL 1, 2002 BY:


---------------------------
Myron W. Landin